Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	Capital Z Partners III GP, L.P.

Address of Joint Filer:	142 West 57th Street, 3rd Floor New York, New York 10019

Relationship of Joint Filer to Issuer:	Director

Issuer Name and Ticker or Trading Symbol:	Anchor BanCorp Wisconsin Inc. (ABCW)

Date of Event Requiring Statement (Month/Day/Year):	05/01/2016

Designated Filer:	Capital Z Partners III, L.P.

05/02/2016
Date

Signature:

CAPITAL Z PARTNERS III GP, L.P.
By:	Capital Z Partners III GP, Ltd., its General Partner

By:	/s/ Craig Fisher
Name:	Craig Fisher
Title:	General Counsel

Joint Filer Information

Name of Joint Filer:	Capital Z Partners III GP, Ltd.

Address of Joint Filer:	142 West 57th Street, 3rd Floor New York, New York 10019

Relationship of Joint Filer to Issuer:	Director

Issuer Name and Ticker or Trading Symbol:	Anchor BanCorp Wisconsin Inc. (ABCW)

Date of Event Requiring Statement (Month/Day/Year):	05/01/2016

Designated Filer:	Capital Z Partners III, L.P.

05/02/2016
Date

Signature:

CAPITAL Z PARTNERS III GP, LTD.

By:	/s/ Craig Fisher
Name:	Craig Fisher
Title:	General Counsel